Exhibit 3.237

ARTICLES OF INCORPORATION

OF

ANESTHESIOLOGY OF JUPITER, P.A.

The undersigned, for the purpose of forming a corporation under the Florida Professional Service Corporation Act, hereby adopt the following articles of incorporation:

ARTICLE ONE

The name of this corporation is ANESTHESIOLOGY OF JUPITER, P.A.

ARTICLE TWO

The corporation is to have perpetual existence.

ARTICLE THREE

The corporation is organized to engage in the practice of medicine. In addition, the corporation may transact any and all lawful business for which corporations may be incorporated under the Florida Professional Service Corporation Act.

ARTICLE FOUR

4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1000, all of which shall be common shares with a par value of $1.00 per share.

4.02 The minimum amount of paid-in capital with which the corporation shall begin business shall be not less than Five Hundred Dollars ($500.00).

ARTICLE FIVE

5.01 The street address of the initial corporate office of the corporation is 1155 U.S. Highway One, Suite 302, Juno Beach, Florida 33408.

5.02 The name and address of the initial Resident Agent for this corporation to accept service of process within the State of Florida is Mark J. Nowicki, 1155 U.S. Highway One, Suite 302, Juno Beach, Florida 33408.

ARTICLE SIX

6.01 The name and address of the incorporator of this corporation is Mark J. Nowicki, 1155 U.S. Highway One, Suite 302, Juno Beach, Florida 33408.

6.02 Said incorporator is over the age of eighteen (18) years; is sui juris, and is a citizen of the United States.

ARTICLE SEVEN

7.01 Three directors shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

7.02 The name(s) and address(es) of the member(s) of the first Board of Directors are:

Name	Address

Karen L. Tenne, M.D.	1155 U.S. Highway One, #302 Juno Beach, FL 33408

Jay Kucera, M.D.	1155 U.S. Highway One, #302 Juno Beach, FL 33408

Lawrence P. Deziel, M.D.	1155 U.S. Highway One, #302 Juno Beach, FL 33408

ARTICLE EIGHT

Nothing in these articles of incorporation shall be taken to limit the power of this corporation.

IN WITNESS WHEREOF, the undersigned has made and subscribed these articles of incorporation this 6th of December, 1989.

By:	/s/ Mark J. Nowicki
Incorporator

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Anesthesiology of Jupiter, P.A.
(present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

ARTICLE THREE:

The corporation is organized to engage in the practice of Medicine and Osteopathy. In addition, the corporation may transact any and all lawful business for which corporations may be incorporated under the Florida Professional Service Corporation Act.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment’s adoption: 1-23-98.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

☒	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by
.”
voting group

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 23 day of January, 1998.

Signature	/s/ Lawrence P. Deziel
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

Lawrence P. Deziel
Typed or printed name

President
Title